Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), each of the undersigned officers of The Washtenaw Group, Inc. (the “Company”) does hereby certify with respect to the Annual Report of the Company on Form 10-K for the year ended December 31, 2004 (the “Report”) that:

(1)           This Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

THE WASHTENAW GROUP, INC.

Date: March 25, 2005	/s/ Charles C. Huffman
Charles C. Huffman, President and Chief Executive Officer (Principal Executive Officer)

Date: March 25, 2005	/s/ Howard M. Nathan
Howard M. Nathan, Chief Financial Officer (Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.